EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION CERTIFICATES

FOR SHARES OF COMMON STOCK ISSUED BY MOTIENT CORPORATION

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated August 8, 2006 (the “Prospectus”) of Motient Corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Subscription Certificates”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 P.M., New York City time, on September 7, 2006, unless such time is extended by Motient as described in the Prospectus (as it may be extended, the “Expiration Date”). Capitalized terms herein shall have the same meaning as defined in the Prospectus. This form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

Payment of the Subscription Price of $8.57 per shares for each share of Motient common stock subscribed for upon exercise of the Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 P.M. New York City time, on the Expiration Date, even if the Subscription Certificate(s) evidencing the Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

The Subscription Agent is:

COMPUTERSHARE TRUST COMPANY, N.A.

Attention: Corporate Actions

By First-Class Mail:	By Facsimile:
P.O. Box 859208 Braintree, MA 02185-9208	(781) 380-3388

By Express Mail or Overnight Courier:	Confirm by telephone to:
161 Bay State Drive Braintree, MA 02184	(781) 843-1833, ext. 200

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm, bank or trust company or other nominee that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee to the Subscription Agent and must deliver this Notice of Guaranteed Delivery and payment of the Subscription Price to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, which shall be September 7, 2006, unless the Offer is extended by the Company. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of a properly completed and signed Subscription Certificate (which certificate must then be delivered no later than the close of business on the third business day after the Expiration Date, unless extended). Failure to deliver this Notice or to make the delivery guaranteed will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York City time, on September 7, 2006 (unless extended as described in the Prospectus) of a properly completed and executed Subscription Certificate.

(continued on other side)

Broker Assigned Control # _______

MOTIENT CORPORATION

Number of rights to be exercised _______Rights	Number of shares requested _______Shares (rights * .103)	Payment $_______ Total Payment

Method of delivery (circle one)

A. Through Depository Trust Company (“DTC”)

B. Direct to Computershare Trust Company, N.A., as Subscription Agent. Please indicate below how the Rights to be delivered should be registered.

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Please sign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

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Name of Firm	Authorized Signature

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DTC Participant Number	Title

________________________________________	________________________________________
Address	Name (Please Type or Print)

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Zip Code	Phone Number

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Contact Name	Date